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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 30, 2004

Bear Stearns Asset Backed Securities I LLC

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-113636 (Commission file number)	20-0842986 (I.R.S. employer identification no.)

383 Madison Avenue New York, New York (Address of principal executive offices)	10179 (ZIP Code)

Registrant's telephone number, including area code (212) 272-2000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Bear Stearns Asset Backed Securities I LLC, as depositor (the "Depositor") registered issuances of Asset-Backed Certificates on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Act"), by a Registration Statement on Form S-3 (Registration File No. 333-113636) (as amended, the "Registration Statement"). Pursuant to the Registration Statement, the Depositor caused Bear Stearns Asset Backed Securities Trust 2004-2 to issue publicly its Asset-Backed Certificates, Series 2004-2 (the "Certificates"), on September 30, 2004 (the "Closing Date").

The Certificates were issued pursuant to a pooling and servicing agreement (the "Pooling and Servicing Agreement"), dated as of September 1, 2004 (the "Cut-Off Date"), among the Depositor, EMC Mortgage Corporation, as Seller and Master Servicer, and LaSalle Bank National Association, as Trustee.

Capitalized terms not defined herein have the meanings assigned in the Pooling and Servicing Agreement attached hereto as Exhibit 4.1.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits:

1.1	Underwriting Agreement

4.1	Pooling and Servicing Agreement

99.1	Yield Maintenance Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAR STEARNS ASSET BACKED SECURITIES I LLC By: /s/ Joseph T. Jurkowski, Jr. Name: Joseph T. Jurkowski, Jr. Title: Vice President

Dated: October 14, 2004

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of September 28, 2004, between the Depositor and Bear, Stearns & Co. Inc., as underwriter.

4.1	Pooling and Servicing Agreement, dated as of September 1, 2004, among the Depositor, EMC Mortgage Corporation, as Seller and Master Servicer, and LaSalle Bank National Association, as Trustee.

99.1	Yield Maintenance Agreement, dated September 2, 2004, between between Bear Stearns Financial Products Inc. and the Trustee.